Exhibit 10.4

                              MANAGEMENT AGREEMENT


THIS AGREEMENT made as of and to have effect from the 1st day of December, 2006


BETWEEN:

GREEN GOLD INCORPORATED, a company duly incorporated under the laws of the State of Nevada, having its registered office at Suite 1415, 115 West 7th Street, Fort Worth, Texas, 76102, USA (hereinafter called the "Company")
                                                               OF THE FIRST PART

AND:

CALDERAN VENTURES LTD. of Suite 204 - 865 West 15th Avenue, Vancouver, B.C., V5Z 1R8 (hereinafter called the "Consultant")
                                                              OF THE SECOND PART


WHEREAS the Company is a publicly reporting issuer who intends to list its shares for trading on the NASD Over the Counter Bulletin Board; and

WHEREAS the Company wishes to engage the Consultant as Consultant and the Consultant has agreed to be engaged by the Company on the terms and conditions hereinafter set forth.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.     DUTIES AND DEVOTION OF TIME

1.01 The Consultant will provide the services of James D. Romano ("Romano") as President of the Company, therefore the term Consultant shall refer to Romano and/or Calderan Ventures Ltd. It is acknowledged and agreed by the Consultant that the work of the Consultant is and will be that of an independent consultant and of such a nature that regular hours may be impossible and the Consultant may not work a full eight hours per day and a full five days per week. It is also anticipated that there will be certain evenings, Saturdays, Sundays and holidays during which the Consultant will be required to work. The work of the Consultant is of an advisory and supervisory nature and accordingly the Consultant agrees that the consideration herein set forth will be in full and complete satisfaction for the Consultant's work and services, no matter how or when performed, and the Consultant hereby releases the Company from any claims for overtime pay or compensation whatsoever which the Consultant might have by reason of any existing or future legislation or otherwise.

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1.02   During the term of this agreement, the Consultant will be responsible for, but not limited to:

       a) consulting on the identification, review, negotiation, acquisition and maintenance of oil and gas property interests;
       b)     consulting on the planning of exploration and development;
       c)     locating and securing financing;
       d)     consulting on the negotiating of some contracts;
       e)     consulting on the hiring of personnel;
       f)     consulting on regulatory compliance;
       g)     liaising with corporate counsel, auditors and transfer agents;
       h)     conducting shareholder meetings for prospective shareholders;
       i)     attending to market maintenance; and
       j) responding to shareholder and stock broker communications and inquiries.


1.03 In conducting its duties under this agreement, the Consultant will report to the Company's Board of Directors.


2.     TERM

2.01 The effective date of this agreement is the date set out above and the engagement of the Consultant hereunder will from such date continue for a period of five (5) years or until terminated in accordance with the terms and provisions of this agreement.


3.     REMUNERATION

3.01 The Consultant will faithfully, honestly and diligently provide the services to the Company as set out above in consideration of which the Company will pay to the Consultant a monthly fee (the "Monthly Fee") equal to the sum of:

       a) US$10,800.00, payable in cash or common shares at the discretion of the Consultant.

3.02 The Company will also issue to the Consultant a total of 960,000 common shares of its common stock payable on a quarterly basis over 12 quarters (3 years). The first tranche of 80,000 common shares will be payable on February 28th, 2007 with subsequent issuances of 80,000 common shares being payable on each of May 31st, August 31st and November 30th each year. These shares shall be issued under such terms as is approved by the Directors of the Company and that are acceptable to such regulatory authorities having jurisdiction.

3.03 The Consultant acknowledges that it is an independent contractor, and as such is solely responsible for the payment or remittance of all deductions, taxes and assessments relating to this engagement, and agrees to save the Company harmless from all liability therefrom.


4.     AMENDMENT OF REMUNERATION PAYABLE

4.01 The remuneration payable to the Consultant may be altered from time to time during the term of this agreement by mutual agreement between the parties in writing, executed by the parties hereto.

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5.     REIMBURSEMENT FOR EXPENSES

5.01 The Consultant and its employees, agents and representatives will be reimbursed for all reasonable out-of-pocket expenses incurred thereby in or about the execution of the Company's engagement. Any expense above the amount of $5000 will be pre-approved by the Company.


6.     INTERRUPTION OF COMPANY'S BUSINESS

6.01 If during the term of this agreement the Company discontinues or interrupts the operations of its business for a period of six months, then this agreement will automatically terminate without liability on the part of either of the parties hereto.


7.     NOTICE

7.01 Any notice to be given under this agreement will be in writing and will be deemed to have been given if delivered to, or sent by prepaid registered post addressed to, the respective addresses of the parties appearing on the first page of this agreement (or to such other address as one party provides to the other in a notice given according to this paragraph). Where a notice is given by registered post, it shall be conclusively deemed to be given and received on the fifth day after its deposit in a Canada post office at any place in Canada.


8.     CONFIDENTIAL INFORMATION

8.01 The parties hereto acknowledge and agree that the Consultant by virtue of engagement with the Company will have access to confidential and secret information and therefore the Consultant agrees that during the term of this agreement and on termination or expiry of the same, for any reason whatsoever, it will not divulge or utilize to the detriment of the Company any such confidential or secret information so obtained.


9.     TERMINATION OF AGREEMENT

9.01 Notwithstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Consultant may terminate this agreement in its entirety by giving the Company not less than 60 days' written notice of such intention to terminate

9.02 The Company may terminate this agreement in its entirety without cause by delivering to the Consultant notice of termination in writing and paying to the Consultant a severance fee as liquidated damages and in lieu of notice equal to:

       a)     6 multiplied by
       b) the Monthly Fee paid or payable hereunder for the last whole month preceding the date of such termination,

       and the Consultant does hereby agree that such notice and severance fee is sufficient compensation in lieu of notice and damages, and that the Company will not be liable to pay any further monies, notwithstanding that such termination of the engagement may be without cause. The expression "such further monies" will include, without restricting the generality of the foregoing, holidays, holiday pay, Canada Pension Plan contributions and any or all other monies arising out of the engagement of the Consultant.

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9.03   This agreement shall terminate on the occurrence of the death of the
       Consultant, or in the event of his inability to perform his duties for a period of 180 consecutive days, unless the Consultant is granted a leave of absence by the Company


10.    INDEPENDENT ACTIVITIES

10.01 Except as expressly provided in paragraph 10.02 hereto, the Consultant shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein, without consulting the Company or inviting or allowing the Company to participate therein. The Consultant shall not be under any fiduciary or other duty to the Company which will prevent it from engaging in or enjoying the benefits of competing endeavours.

10.02 The Consultant shall not, directly or indirectly, acquire nor be a director, officer, control person, consultant or employee of any corporation or other entity that has acquired or will acquire an interest in oil or natural gas properties without the prior consent of the majority of the directors of the Company. Where the directors of the Company have considered and declined to acquire an interest in any oil or natural gas property, such consent shall be deemed to have been given.


11.    MISCELLANEOUS

11.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.02 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the State of Nevada which shall be deemed to be the proper law hereof.

11.03 All rights and remedies of either party hereunder are cumulative and are in addition to, and shall not be deemed to exclude, any other right or remedy allowed by law. All rights and remedies may be exercised concurrently.

11.04 Should any part of this Agreement be declared or held invalid for any reason, such validity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

11.05 No condoning, excusing or waiver by any party hereto of any default, breach or non-observance by any other party hereto at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

11.06 This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or permitted assigns.

11.07 The titles of headings to the respective paragraphs of this Agreement shall be regarded as having been used for reference and convenience only.

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11.08  Time shall be of the essence in this Agreement.

11.09 This Agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together as if all the signing parties hereto had executed one copy of this Agreement.

11.10 This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

11.11 This agreement may not be assigned by the Company without the prior written consent of the Consultant. The parties hereto agree that the Consultant may assign this agreement to a corporation (in this paragraph, the "Assignee") provided that the Assignee shall, prior to and as a condition precedent to such assignment, deliver to the Company its covenant with and to the Company that:
       a) it will, at all times during the remaining term of this agreement, be wholly-owned by James D. Romano;
       b) to the extent of the assignment, it agrees to be bound by the terms and conditions of this agreement as if it had been an original party thereto; and
       c) it will subject any further assignment of the interest acquired to the restrictions contained in this paragraph.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


The Common Seal of Green Gold Incorporated  )
was hereunto affixed in the presence of     )
                                            )
                                            )
______________________________________      )                C/S
Ronald P. Erickson, Director



The Common Seal of Calderan Ventures Ltd.   )
was hereunto affixed in the presence of     )
                                            )
                                            )
______________________________________      )                C/S
James D. Romano, President